                                                                    Exhibit 3(a)


                                   RESTATED

                           ARTICLES OF INCORPORATION

                                       OF

                                GDC GROUP, INC.
                                ---------------

     The undersigned President and Secretary of GDC Group, Inc., a Colorado corporation (the "Corporation"), adopt the following Restated Articles of Incorporation, pursuant to the provisions of the Colorado Business Corporation Act. These Restated Articles of Incorporation correctly set forth the provisions of the Articles of Incorporation of the Corporation, as amended, and they were duly adopted by the board of directors of the Corporation without shareholder action. Shareholder approval of these Restated Articles of Incorporation was not required.

     The Corporation's Articles of Incorporation shall be restated in their entirety to read as follows:

                                   ARTICLE I
                                   ---------

                                     NAME
                                     ----

     The name of the Corporation shall be GDC Group, Inc.


                                  ARTICLE II
                                  ----------

                              PERIOD OF DURATION
                              ------------------

     The Corporation shall exist in perpetuity, from and after the date of filing these Articles of Incorporation with the Secretary of State of the State of Colorado, unless dissolved according to law.

                                  ARTICLE III
                                  -----------
                              PURPOSES AND POWERS
                              -------------------

     1.   Purposes.  Except as restricted by these Articles of Incorporation,
          --------
the Corporation is organized for the purpose of transacting all lawful business for which corporations may be incorporated pursuant to the Colorado Corporation Code.

     2.   General Powers.  Except as restricted by these Articles of
          --------------
Incorporation, the Corporation shall have and may exercise all powers and rights which a corporation may exercise legally pursuant to the Colorado Corporation Code.

     3.   Issuance of Shares.  The Board of Directors of the Corporation may
          ------------------
divide and issue any class of stock of the Corporation in series pursuant to a resolution properly filed with the Secretary of State of the State of Colorado.

                                  ARTICLE IV
                                  ----------
                                 CAPITAL STOCK
                                 -------------

     The total authorized capital stock of the Corporation shall be 90,000,000 shares, of which 70,000,000 shall be common stock and 20,000,000 shall be preferred stock, all as described below.

     1.   Common Stock.  The aggregate number of voting common shares which this
          ------------
Corporation shall have the authority to issue is seventy million (70,000,000), each with two cents ($.02) par value, which shares shall be designated "Common Stock". The Common Stock shall have no special powers, preferences or rights,
qualifications, limitations or restrictions.   The rights of holders of shares
of Common Stock to receive dividends or share in the distribution of assets in the event of liquidation, dissolution or winding up of the affairs of the Corporation shall be subject to the preferences, limitations and relative rights of the shares of Preferred Stock fixed in the resolution or resolutions which may be adopted from time to time by the Board of Directors of the Corporation providing for the issuance of one or more series of shares of Preferred Stock.

     2.   Preferred Stock.  The aggregate number of preferred shares which this
          ---------------
Corporation shall have the authority to issue is twenty million (20,000,000) shares, each with ten cents ($0.10) par value, which shares shall be designated "Preferred Stock"."

          A. Shares of Preferred Stock may be issued from time to time in one or more series as the Board of Directors of the Corporation (the "Board of Directors") may determine. The Board of Directors is hereby authorized, by resolution or resolutions, to provide from time to time, out of the unissued shares of Preferred Stock not then allocated to any series of Preferred Stock, for a series of the Preferred Stock. Each such series shall have distinctive serial designations. Before any shares of any such series of Preferred Stock are issued,

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

     the Board of Directors shall fix and determine, and is hereby expressly empowered to fix and determine, by resolution or resolutions, the voting powers, full or limited, or no voting powers, and the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitation and restrictions thereof. The resolution or resolutions providing for the issue of Preferred Stock from time to time adopted by the Board of Directors shall be filed with the Secretary of the State of Colorado as required by law.

          B.   Each series of Preferred Stock:

          (i)    may have such number of shares;

          (ii) may have such voting powers, full or limited, or may be without voting powers;

          (iii) may be subject to redemption at such time or times and at such prices;

          (iv) may be entitled to receive dividends (which may be cumulative or noncumulative) at such rate or rates, on such conditions, from such date or dates, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock;

          (v) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation;

          (vi) may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation at such price or prices or at such rates of exchange, and with such adjustments;

          (vii) may be entitled to the benefit of a sinking fund or purchase fund to be applied to the purchase or redemption of shares of such series in such amount or amounts;

          (viii) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional stock (including additional shares of such series or of any other series), and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by this Corporation or any subsidiary of any outstanding stock of the Corporation; and

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

          (ix) may have such other relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof;

     all as shall be stated in the resolution or resolutions of the Board of Directors providing for the issue of such Preferred Stock. Except where otherwise set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock, the number of shares comprising such series may be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors.

          C. Shares of any series of Preferred Stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock and to any filing required by law.

     3.   Dividends.  Subject to the rights of the holders of Preferred Stock,
          ---------
if any, dividends in cash, property or shares of the Corporation may be paid upon the Common Stock, as and when declared by the Board of Directors, out of funds of the Corporation to the extent and in the manner permitted by law.

     4.   Distribution in Liquidation.  Upon any liquidation, dissolution or
          ---------------------------
winding up of the Corporation, and after paying or adequately providing for the payment of all its obligations and amounts payable in liquidation, dissolution or winding up and subject to the rights of the holders of Preferred Stock, if any, the remainder of the assets of the Corporation shall be distributed, either in cash or in kind, pro rata to the holders of the Common Stock.

     5.   Voting Rights; Denial of Cumulative Voting.  Each outstanding share of
          ------------------------------------------
Common Stock shall be entitled to one vote, and each fractional share of Common Stock shall be entitled to a corresponding fractional vote on each matter submitted to a vote of shareholders, except that in the election of directors shareholders shall have the right to vote their Common Stock for as many persons as there are directors being elected with a vote of the Common Stock. Cumulative voting shall not be allowed in the election of directors of the Corporation. One-third of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Except as otherwise provided by these Articles of Incorporation or the Colorado Corporation Code, if a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders. With respect to any action to be taken by shareholders of this Corporation, when the laws of Colorado require the vote or concurrence of the holders of two-thirds of the outstanding shares, of the shares entitled to vote thereon, or of any class or series, such action may be taken by the vote or concurrence of a majority of such shares or class or series thereof.

     6.   Denial of Preemptive Rights.   No holder of any shares of the
          ---------------------------
Corporation, whether now or hereafter authorized, shall have any preemptive or preferential right to acquire any shares or securities of the Corporation, including shares or securities held in the treasury of the Corporation.

     7.   Transfer Restrictions.  The Corporation shall have the right to impose
          ---------------------
restrictions upon the transfer of any of its authorized shares or any interest therein. The Board of Directors is hereby authorized on behalf of the Corporation to exercise the Corporation's right to so impose such restrictions.

     8.   One for Twenty Reverse Stock Split.  Effective as of June 14, 1991,
          ----------------------------------
the shareholders of the Corporation approved a one for twenty reverse stock split of the Corporation's issued and outstanding shares of Common Stock.

     Pursuant to the reverse stock split, twenty shares of the Corporation's $.001 par value common stock issued and outstanding on June 14, 1991, shall be changed and reclassified into one share of the Corporation's $.02 par value common stock. The capital account of the corporation shall not be increased or decreased by such change and reclassification. To reflect such change and reclassification, each certificate representing shares of $.02 par value Common Stock theretofore issued and outstanding shall be canceled, and the holder of record of each such certificate shall be entitled to receive a new certificate representing one share of common stock for each twenty shares represented by the original certificates. Upon this amendment becoming effective, the records of the Corporation shall be changed to reflect the number of shares owned by each holder of record after the reverse stock split. New certificates reflecting such adjusted number of shares shall be issued to holders of record upon written request by the holder to the transfer agent, accompanied by the original stock certificate(s). If no written request is received, certificates reflecting the adjusted number of shares shall be issued to the transferee(s) upon transfer of such adjusted shares by the current holder of record.

                                   ARTICLE V
                                   ---------
                          INITIAL BOARD OF DIRECTORS
                          --------------------------

     The number of directors shall be fixed from time to time by or in the manner provided in the bylaws. So long as the number of directors shall be less than three, no shares of the Corporation may be issued and held of record by more shareholders than there are directors. Any shares issued in violation of this paragraph shall be null and void. So long as the number of directors shall be less than three, this provision also shall constitute a restriction on the transfer of shares and a legend shall be conspicuously placed on each certificate respecting shares preventing transfer of the shares to more shareholders than there are directors. The name and address of the persons who initially served as directors were as follows:

          NAME                          ADDRESS
          ----                          -------

          Kenneth A. Larson             1305 Teakwood
                                        Fort Collins, Colorado  80525

          Clarence G. Sitzman           401 Camino Real
                                        Fort Collins, Colorado  80524

          Charles R. Huddleson          215 West Oak Street
                                        Fort Collins, Colorado  80522


                                  ARTICLE VI
                                  ----------
                    TRANSACTIONS WITH INTERESTED DIRECTORS
                    --------------------------------------

     No contract or other transaction between the Corporation and one or more of its directors or any other corporation, firm, association, or entity in which one or more of its directors are directors or officers or are financially interested shall be either void or voidable solely because of such relationship or interest or solely because such directors are present at the meeting of the Board of

Directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction or solely because their votes are counted for such purpose if:

          (a) The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

          (b) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or

          (c) The contract or transaction is fair and reasonable to the Corporation.

          Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction.

                                  ARTICLE VII
                                  -----------
                            CORPORATE OPPORTUNITIES
                            -----------------------

     The officers, directors and other members of management of the Corporation shall be subject to the doctrine of corporate opportunities only insofar as it applies to business opportunities in which the Corporation has expressed an interest as determined from time to time by the Corporation's Board of Directors as evidenced by resolutions appearing in the Corporation's minutes. When such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors and other members of management of the Corporation shall be disclosed promptly to the Corporation and made available to it. The Board of Directors may reject any business opportunity presented to it and thereafter any officer, director or other member of management may avail himself of such opportunity. Until such time as the Corporation, through its Board of Directors, has designated an area of interest, the officers, directors and other members of management of the Corporation shall be free to engage in such areas of interest on their own and the provisions hereof shall not limit the rights of any officer, directors or other member of management of the Corporation to continue a business existing prior to the time that such area of interest is designated by the Corporation. This provision shall not be construed to release any employee of the Corporation (other than an officer, director or member of management) from any duties which he may have to the Corporation.

     As authorized by the Colorado Corporation Code, no Director of the company shall be personally liable to the Company or any shareholder thereof for monetary damages for breach of his fiduciary duty as a Director except for liability for (i) any breach of a Director's duty of loyalty to the company or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct to or a knowing violation of law, (iii) acts in violation of C.R.S. 7-5-114 or any successor legislation, or (iv) any transaction from which a Director derives an improper personal benefit. This provision shall apply to a person who has ceased to be a Director of the company with respect to any breach of fiduciary duty which occurred when such person was serving as a Director. This provision shall not be construed to limit or modify in any way any Director's right to indemnification or other right whatsoever under these Articles, the company's By-Laws or the Colorado Corporation Code. If the Colorado Corporation Code hereafter is amended to authorize the further elimination or limitation of the liability of Directors, then the liability of the Company's Directors, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the Colorado Corporation Code as so amended. Any repeal or modification of this provision by the shareholders shall be prospective only and shall not adversely affect any limitation on the personal liability of any Director existing at the time of such repeal or modification.

                                  ARTICLE VIII
                                  ------------
                                INDEMNIFICATION
                                ---------------

     The Corporation may indemnify to the full extent authorized or permitted by the Colorado Corporation Code any person made, or threatened to be made, a party to an action, suit or proceedings (whether civil, criminal, administrative or investigative) by reason of the fact that he, his testator or intestate is or was a director, officer, employee, fiduciary, or agent of the Corporation or serves or served any other enterprise at the request of the Corporation.

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

                                   ARTICLE IX
                                   ----------
                                   AMENDMENTS
                                   ----------

     1. The Corporation reserves the right to amend its Articles of Incorporation from time to time in accordance with the Colorado Corporation Code. Any proposed amendment shall be adopted upon receiving the affirmative vote of holders of a majority of the shares entitled to vote thereon, unless the holders of Preferred Stock are entitled to vote thereon as a class, in which event the proposed amendment shall be adopted upon receiving the affirmative vote of the holders of a majority of the shares of Preferred Stock then outstanding and a majority of the shares of Common Stock then outstanding.

     2. The holders of the outstanding shares of Preferred Stock shall be entitled to vote as a class only as required by the Colorado Corporation Code as in effect from time to time.

                                   ARTICLE X
                                   ---------
                        ADOPTION AND AMENDMENT OF BYLAWS
                        --------------------------------

     The initial Bylaws of the Corporation shall be adopted by its Board of Directors. The power to alter or amend or repeal the Bylaws or adopt new Bylaws shall be vested in the Board of Directors, but the holders of Common Stock may also alter, amend or repeal the Bylaws or adopt new Bylaws. The Bylaws may contain any provisions for the regulation and management of the affairs of the Corporation not inconsistent with law or these Articles of Incorporation.

                                   ARTICLE XI
                                   ----------
                     REGISTERED OFFICE AND REGISTERED AGENT
                     --------------------------------------

     The address of the initial registered office of the Corporation is 1580 Lincoln Street, Suite 1125, Denver, Colorado 80203 and the name of the initial registered agent at such address is David Burlingame. Either the registered office or the registered agent may be changed in the manner provided by law.

                                  ARTICLE XII
                                  -----------
                                  INCORPORATOR
                                  ------------

     The name and address of the incorporators are as follows:

          NAME                          ADDRESS
          ----                          -------

          Kenneth A. Larson             1305 Teakwood
                                        Fort Collins, Colorado  80525

          Clarence G. Sitzman           401 Camino Real
                                        Fort Collins, Colorado  80524

          Charles R. Huddleson          215 West Oak Street
                                        Fort Collins, Colorado  80522

DATED the ____ day of January, 1997.


                                        GDC GROUP, INC.


                                        By:   /s/   Harry C. Conger
                                           ----------------------------------
                                        Name: Harry C. Conger
                                        Title: Director, President

                                        By:   /s/ James W. Muzzy
                                           ----------------------------------
                                        Name: James W. Muzzy
                                        Title: Director, Secretary

                                      -10-